K’s Media
2009 Stock Incentive Plan

Effective Date:  April 2, 2009
Approved by Stockholders: 51%

K’s Media
2009 Stock Incentive Plan

Table of Contents

ARTICLE 1.

DEFINITIONS
1.1	Administrator	[1]
1.2	Affiliate	[1]
1.3	Applicable Laws	[1]
1.4	Award	[1]
1.5	Award Agreement	[1]
1.6	Board of Directors	[2]
1.7	Bonus Stock	[2]
1.8	Cause	[2]
1.9	Change in Control	[3]
1.10	Code	[3]
1.11	Common Stock or Stock	[3]
1.12	Continuous Service	[3]
1.13	Consultant	[3]
1.14	Director	[3]
1.15	Disability	[3]
1.16	Effective Date	[3]
1.17	Employee	[3]
1.18	Exchange Act	[3]
1.19	Fair Market Value	[3]
1.20	Incentive Stock Option	[3]
1.21	Nonqualified Stock Option	[4]
1.22	Option	[4]
1.23	Participant	[4]
1.24	Publicly Traded	[4]
1.25	Restricted Stock	[4]
1.26	Restriction Period	[4]
1.27	Rule 16b-3	[4]
1.28	Section 162(m)	[4]
1.29	Section 409A	[4]
1.30	Stock Appreciation Right or SAR	[4]
1.31	Termination Date	[4]

ARTICLE 2.

TERM OF THE PLAN

ARTICLE 3.

ADMINISTRATION
3.1	Administrator	[5]
3.2	Meetings and Actions	[5]
3.3	Powers of Plan Administrator	[5]
3.4	Discretion of Administrator	[5]

ARTICLE 4.

STOCK SUBJECT TO THE PLAN
4.1	Plan Limit	[6]
4.2	Unused Stock	[6]
4.3	Retention of Rights	[6]

ARTICLE 5.

GRANT OF AWARDS
5.1	Eligibility for Award	[6]
5.2	Grant of Awards	[6]
5.3	Terms of Awards	[7]

ARTICLE 6.

VESTING OF AWARDS

ARTICLE 7.

STOCK OPTIONS
7.1	Option Award Agreement	[7]
7.2	Manner of Exercise	[8]
7.3	Payment of Option Price	[8]

ARTICLE 8.

STOCK APPRECIATION RIGHTS
8.1	Stock Appreciation Rights Award Agreement	[9]
8.2	Manner of Exercise	[10]

ARTICLE 9.

STOCK AWARDS
9.1	Restricted Stock Award Agreement	[10]
9.2	Bonus Stock Awards	[11]

ARTICLE 10.

OTHER AWARDS

ARTICLE 11.

ISSUANCE OF SHARES
11.1	Stock Certificates	[11]
11.2	Nontransferability	[12]
11.3	Paperless Administration	[12]

ARTICLE 12.

TERMINATION OF CONTINUOUS SERVICE
12.1	Effect of Termination of Continuous Service	[12]
12.2	Effect of Termination of Continuous Service on Stock	[13]

ARTICLE 13.

REORGANIZATION, RECAPITALIZATION AND CHANGE IN CONTROL
13.1	Adjustments to Common Stock	[13]
13.2	Recapitalization	[13]
13.3	Change in Control	[14]
13.4	Other Events	[14]
13.5	No Adjustment for Certain Awards	[14]

ARTICLE 14.

AMENDMENT AND TERMINATION
14.1	Amendment of the Plan	[15]
14.2	Termination of the Plan	[15]

ARTICLE 15.

GENERAL PROVISIONS
15.1	Tax Obligations	[15]
15.2	Beneficiary Designation	[15]
15.3	Rule 16b-3	[15]
15.4	Section 162(m)	[16]
15.5	No Employment Rights	[16]
15.6	Jurisdictions	[16]
15.7	Foreign Currency	[16]
15.8	Other Employee Benefits	[16]
15.9	Confidentiality of Information	[17]
15.10	No Funding [17]
15.11	Severability [17]
15.12	Governing Law and Venue [17]
15.13	Use of Proceeds [17]
15.14	Appendices [17]

K’s Media
2009 Stock Incentive Plan

INTRODUCTION

K’s Media, a Nevada corporation (previously known as Kinglake Resources Inc.) (the “Company”), hereby adopts the K’s Media 2009 Stock Incentive Plan (the “Plan”).  The purpose of the Plan is to continue to further the growth and development of the Company by affording an opportunity for stock ownership to selected Employees, Consultants and Directors of the Company and its Affiliates who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.  The Plan is also intended to assist the Company in attracting new Employees, Consultants and Directors and retaining existing Employees, Consultants and Directors; to encourage growth of the Company through incentives that are consistent with the Company’s goals; to provide incentives for individual performance; and to promote teamwork.

ARTICLE 1.

DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Administrator. means the Board of Directors, any committee or such delegates as shall be administering the Plan in accordance with Article 4.

1.2
Affiliate. means any corporation, partnership, limited liability company or partnership, association, trust or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

1.3
Applicable Laws. means the requirements relating to the administration of stock option and stock award plans under U.S. federal, state and local laws, the rules of any national securities exchange or automated quotation system on which the Common Stock is listed, quoted, or traded to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

1.4	Award. means the grant of [Options, Stock Appreciation Rights, Restricted Stock, Bonus Stock or other stock-based grant] under the Plan.

1.5	Award Agreement. means the agreement between the Company and a Participant pursuant to which a specific Award is granted to the Participant.

1.6	Board of Directors. means the Board of Directors of the Company.

1.7	Bonus Stock. means shares of Common Stock granted to a Participant that are subject to the term set forth in Section 9.2 and the applicable Award Agreement.

1.8
Cause. means “Cause,” as defined in the Participant’s employment agreement, if applicable, or as determined in the sole discretion of the Company, a termination on account of (a) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (b) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (c) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (d) the Participant’s violation of any noncompetition agreement with the Company or an Affiliate; (e) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (f) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (g) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (h) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

1.9
Change in Control. means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Award Agreement or written contract of employment or service, the occurrence, in a single transaction or in a series of related transactions, where (a) the Company will not be the surviving entity in any merger, share exchange, or consolidation (or survives only as a subsidiary of an entity); (b) the Company sells, leases, or exchanges, or agrees to sell, lease, or exchange, all or substantially all of its assets to any other person or entity; (c) the Company is to be dissolved and liquidated; (d) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (e) as a result of or in connection with a contested election of Directors, the persons who were Directors of the Company before such election will cease to constitute a majority of the Board of Directors; provided, however, that a Change in Control will not include (i) any reorganization, merger, consolidation, sale, lease, exchange, or similar transaction, which involves solely the Company and one or more entities wholly-owned, directly or indirectly, by the Company immediately prior to such event, or (ii) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting stock of the Company immediately prior to such transaction or series of transactions continue to hold 50% or more of the voting stock (based upon voting power) of (A) any entity that owns, directly or indirectly, the stock of the Company, (B) any entity with which the Company has merged, or (C) any entity that owns an entity with which the Company has merged.  In the case of an Award the payment of which is subject to Section 409A, Change in Control shall be limited to the extent necessary to satisfy Section 409A.  The Administrator’s reasonable determination as to whether such an event has occurred shall be final and conclusive.

1.10	Code. means the Internal Revenue Code of 1986, as amended from time to time.

1.11	Common Stock or Stock. means the Company’s Common Stock and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.

1.12
Continuous Service. means that the Participant’s service with the Company or its Affiliate, whether as an Employee, Consultant or Director, is not interrupted or terminated.  The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or its Affiliate or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service.  The Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence, including sick leave, military leave or any other personal leave.

1.13	Consultant. shall mean any individual who is neither an Employee nor a Director who is engaged by the Company or an Affiliate to render services to such entity as an advisor or consultant.

1.14	Director. means an individual who is a member the Board of Directors or a member of the board of directors of an Affiliate, who (in either case) is not an Employee.

1.15
Disability. means disability within the meaning of the long-term disability policy maintained by the Company, or if none, within the meaning of Code Section 22(e)(3), provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

1.16	Effective Date. means the effective date of the Plan, as first set forth above.

1.17
Employee. means a common law employee of the Company or its Affiliate and any person who has accepted a binding offer of employment from the Company or its Affiliate (provided that, in the case of an Incentive Stock Option, such person has commenced employment as a common law employee), but excludes any individual classified by the Company or its Affiliate as an independent contractor, Consultant or leased employee.

1.18	Exchange Act. means the Securities Exchange Act of 1934, as amended from time to time.

1.19
Fair Market Value. means, as of any specified date and at such time as the Common Stock is readily tradable on an established securities market, (a) the closing sale price of the Common Stock on the stock exchange composite tape on that date, or if no sales price is reported on that date, on the last preceding date on which such price of the Common Stock is so reported, (b) if the Common Stock is traded over-the-counter, the closing price of the Common Stock on the most recent date on which the Common Stock was so traded, or (c) in the absence of an established market for shares of Common Stock, the value as determined by the Administrator, in its sole discretion, reasonably and in good faith, in accordance with Applicable Laws.

1.20
Incentive Stock Option. means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

1.21	Nonqualified Stock Option. means any option granted to an eligible Employee, Consultant or Director under the Plan that is not an Incentive Stock Option.

1.22	Option. means and refers collectively to Incentive Stock Options and Nonqualified Stock Options.

1.23
Participant. means any Employee, Consultant or Director who is granted an Award under the Plan.  Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.24	Publicly Traded means that the Company or an Affiliates has issued any class of common equity securities registered under section 12 of the Exchange Act.

1.25
Restricted Stock. means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in Section 9.1 of the Plan and the applicable Award Agreement.  Restricted Stock also means any shares of the Company’s capital stock issued as the result of a dividend on or split of Restricted Stock.  Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

1.26
Restriction Period. means the period set forth in the applicable Award Agreement that is the period beginning on the date of grant of the Award and ending on the final vesting date of the Restricted Stock.

1.27	Rule 16b-3. means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.28	Section 162(m). means Section 162(m) of the Code and any related Treasury regulations promulgated or IRS guidance issued thereunder.

1.29	Section 409A. means Section 409A of the Code and any related Treasury regulations promulgated or IRS guidance issued thereunder.

1.30	Stock Appreciation Right or SAR. means a standalone stock appreciation right that has been granted pursuant to Article 8 of the Plan.

1.31	Termination Date. means the termination date of the Plan, as first set forth above.

ARTICLE 2.

TERM OF THE PLAN

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by the stockholders of the Company on or within twelve (12) months of the Effective Date.  The Plan shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company, unless terminated earlier under Article 14, provided however that in the absence of the approval by stockholders of the Company of an amendment to add shares to the Plan, no Incentive Stock Option shall be granted more than ten (10) years from the date the Plan is approved by the stockholders of the Company.

ARTICLE 3.

ADMINISTRATION

3.1
Administrator.  The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee, which shall be appointed by and shall serve at the pleasure of the Board of Directors.  Any committee member shall be deemed to have resigned automatically from the committee upon his or her termination of service with the Company.  To the extent the Board of Directors considers it desirable, the committee may be constituted so as to permit applicable Awards under the Plan to constitute “performance-based compensation” for purposes of Section 162(m) and/or to be eligible to qualify for an exemption under Rule 16b-3.

3.2
Meetings and Actions.  The Administrator shall hold meetings at such times and places as it may determine.  A majority of the members of the Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Administrator shall be the acts of the Administrator and shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

3.3
Powers of Administrator.  The Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan.  The Administrator may from time to time in its discretion determine which of the eligible Employees, Consultants and Directors of the Company or its Affiliates should receive Awards, the type of Awards to be granted, and as applicable, the number of shares subject to the Awards, the grant dates, the exercise or purchase price for shares subject to the Awards, the vesting conditions and duration of the Awards and the restrictions applicable to each grant of shares pursuant to the Awards.  In selecting Participants and granting Awards, the Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Affiliates and such other factors as the Administrator shall determine.

3.4
Discretion of Administrator .  The determination of the Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Affiliates, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.  Subject to the express provisions of the Plan, the Administrator is authorized, in its sole discretion, to construe the Plan and the respective Award Agreements executed hereunder, to prescribe and enforce such rules and regulations relating to the Plan as it may deem advisable to carry out the intent of the Plan, and to determine and amend, subject to the provisions of Article 13, the terms, restrictions and provisions of any outstanding Award in any manner that is not inconsistent with the provisions of the Plan (including but not limited to cashing out Awards, extending the exercise or effective periods of Awards, accelerating the vesting of Awards, and converting or substituting any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company) the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Administrator to cause designated Awards to qualify for specific tax treatment, and to make all other determinations necessary or advisable for administering the Plan.  The Administrator may correct any defect or supply any omission or reconcile any inconsistency in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect.  The determinations of the Administrator on any Plan matters shall be conclusive and binding on all parties.

ARTICLE 4.

STOCK SUBJECT TO THE PLAN

4.1	Plan Limit.

(a)
Aggregate Limit.  Subject to the provisions of Article 13, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed six million (6,000,000) shares of Common Stock.  Shares shall be deemed to have been issued under the Plan solely to the extent actually issued and delivered pursuant to an Award.  Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan.  If a Participant pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of shares, or if shares are tendered or withheld to satisfy any Company withholding obligations, the number of shares so tendered or withheld shall become available for re-issuance thereafter under the Plan.

(b)	Section 162(m) Limit. During any single calendar year, no Participant shall be eligible to be granted Awards exceeding two million (2,000,000) shares of Common Stock.

4.2
Unused Stock.  Shares will be deemed to have been issued under the Plan only (a) to the extent actually issued and delivered pursuant to an Award, or (b) to the extent an Award is settled in cash.  If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Award), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan.

4.3
Retention of Rights.  The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other change in the Company’s capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether similar or not.

ARTICLE 5.

GRANT OF AWARDS

5.1
Eligibility for Award..  Awards may be granted only to persons who, at the time of grant, are Employees, Consultants or Directors.  Consultants and Directors shall be eligible to receive any Award other than Incentive Stock Options.

5.2
Grant of Awards..  The Administrator may from time to time in its discretion grant Awards to one or more Employees, Consultants or Directors determined by it to be eligible for participation in the Plan in accordance with the provisions of this article.  No Award shall be enforceable under the Plan until the Participant provides the Company with a signed Award Agreement in the form specified by the Administrator with respect to the Award to that Participant.

5.3
Terms of Awards..  Each Award will be evidenced by an Award Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Administrator from time to time will approve.  The terms of any Award need not be identical to the terms of any other Award to the same or other Participants.  An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include any type of Award or any combination of Awards under the Plan.

ARTICLE 6.
VESTING OF AWARDS

An Award shall vest and/or become exercisable in whole or in part and at such times as determined by the Administrator and set forth in the Award Agreement.  The Administrator in its discretion may provide that an Award will be vested or exercisable upon (a) the attainment of one or more performance goals or targets established by the Administrator, which may be based on factors including, but not limited to, the price of a share of Common Stock, the Company’s earnings per share, the Company’s market share, the Company’s sales, the earnings before or after interest, taxes, depreciation, and/or amortization of the Company; (b) the Participant’s continued employment as an Employee with the Company or continued service as a Director for a specified period of time; (c) the occurrence of any event or the satisfaction of any other condition specified by the Administrator in its sole discretion; or (d) a combination of any of the foregoing.  Each Award may, in the discretion of the Administrator, have different provisions with respect to vesting and/or exercise of the Award.

ARTICLE 7.

STOCK OPTIONS

7.1	Option Award Agreement.

(a)
Option Price.  The Option price (i.e., exercise price) per share of Common Stock under each Option shall be determined by the Administrator and stated in the Option Award Agreement.  The Option price for any Option that is intended to be an Incentive Stock Option or to constitute performance-based compensation within the meaning of Section 162(m) shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.  Nonqualified Stock Options may be granted with an Option price of less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.

In the case of an Option that is subject to Section 409A (such as a discounted Nonqualified Stock Option), the timing of the exercise of the Option shall be limited to one (or the earliest of two or more) of the following events, as specified in the applicable Option Award Agreement, as determined and interpreted in accordance with Section 409A: (1) a Change in Control, (2) the Participant’s separation from service, (3) a specified date, or (4) the taxable year in which the Option vests.  In the event that Participant fails to exercise such an Option within the prescribed period, the Participant shall forfeit all rights under the Option; the Option Award Agreement shall terminate and be of no further force or effect; and the Company shall be released from all obligations under the Option.

The exercise price of an Option may not be repriced.

(b)
Duration of Options.  Each Option shall be of duration as specified in the applicable Award Agreement; provided, however, that the term of any Option shall be no more than ten (10) years from the date on which the Option is granted and shall be subject to early termination as provided herein.

(c)
Limitations on Incentive Stock Options.  An Incentive Stock Option may be granted only to an individual who is an Employee at the time the Option is granted.  To the extent that an Incentive Stock Option (together with all Incentive Stock Options granted to the Participant under the Plan and all other stock option plans of the Company and its Affiliate) becomes exercisable for the first time during any calendar year for shares having a Fair Market Value greater than $100,000 (or such other limit effective under the Code), the portion of each Incentive Stock Option that exceeds such amount will be treated as a Nonqualified Stock Option.  No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option, and the Incentive Stock Option by its terms is not exercisable more than five (5) years from the date it is granted.

(d)
Rights as Stockholder.  A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(e)
Other Terms and Conditions.  The Option Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

7.2
Manner of Exercise.  An Option or portion of an Option may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares being purchased and the restrictions imposed on the shares so purchased, if any.

7.3
Payment of Option Price.  The right to receive shares of the Common Stock upon exercise of an Option shall be conditioned upon the delivery by the Participant of payment for shares and withholding taxes incurred by reason of the exercise and certain representations, if requested by the Administrator.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Award Agreement or at the time of exercise of an Option.  Acceptable forms of consideration may include—

(a)	cash, check or wire transfer (denominated in U.S. Dollars),

(b)
subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which said Option shall be exercised,

(c)	consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator,

(d)
cashless “net exercise” arrangement pursuant to which the Company will reduce the number of shares issued upon exercise by the largest whole number of shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price, together with required withholding amounts (if any), provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance not satisfied by such reduction in the number of whole shares to be issued,

(e)	such other consideration and method of payment for the issuance of shares of Common Stock to the extent permitted by Applicable Laws, or

(f)	any combination of the foregoing methods of payment.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1	Stock Appreciation Rights Award Agreement.

(a)
SAR Exercise Price.  The exercise (or base) price per share of Common Stock under each SAR shall be determined by the Administrator and shall not be less than 100% of the Fair Market Value (determined as the day the SAR is granted ) of the Common Stock subject to the SAR, and shall be stated in the applicable Award Agreement.  The exercise price of the Common Stock under a SAR may not be repriced.

(b)
Duration of SARs.  Each SAR shall be of a duration as specified in the applicable Award Agreement; provided, however, that the term of any SAR shall be no more than ten years from the date on which the SAR is granted and shall be subject to early termination as provided herein.

(c)
Rights as Stockholder.  A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR until the date of the issuance of the stock certificate for such shares.

(d)
Other Terms and Conditions.  The SAR Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise a SAR in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Administrator.

(e)
Form of Payment.  A SAR may be paid to the Participant in the form of cash, whole shares, or a combination thereof, based on the Fair Market Value of the shares earned under the SAR on the date of payment.

8.2
Manner of Exercise.  The SAR or portion of the SAR may be exercised by delivery of an irrevocable notice of exercise in such manner as determined by the Company, stating the number of shares as to which the SAR is being exercised and the restrictions on any shares received in settlement of the SAR, if any.  The right to receive shares of the Common Stock in settlement of a SAR shall be conditioned upon the delivery by the Participant of payment by an electronic transfer of funds, such other form as may be acceptable under the administrative procedures established by the Company, or any other form of legal consideration that may be acceptable to the Administrator, equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of income or other taxes incurred under Applicable Laws by reason of the exercise; and certain investment representations, if requested by the Administrator.

ARTICLE 9.

STOCK AWARDS

9.1
Restricted Stock Award Agreement.  Shares of Common Stock that are the subject of a Restricted Stock Award will be subject to restrictions on disposition by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances.

(a)
Issuance of Restricted Stock.  The right to receive Restricted Stock shall be conditioned upon the delivery by the Participant of (i) payment of the purchase price, if any, in full, by an electronic transfer of funds, such other form as may be acceptable under the administrative procedures established by the Company, or any other form of legal consideration that may be acceptable to the Administrator; (ii) payment in similar form equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of income or other taxes under Applicable Laws incurred by reason of the vesting of the Restricted Stock or the Participant’s election under Code Section 83(b); (iii) certain investment representations, if requested by the Administrator; and (iv) a copy of the executed Award Agreement in the form specified by the Administrator with respect to the grant of Restricted Stock to that Participant.

(b)
Stock Register or Certificates.  Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted.  In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company.  The Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(c)
Restrictions and Rights.  Restricted Stock shall constitute issued and outstanding shares of Stock for all corporate purposes.  The Participant shall have the right to vote such Restricted Stock, to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Stock with respect to such Restricted Stock, except as set forth in this section.  During the Restriction Period, the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the stock until the restrictions have lapsed, and a breach of the terms and conditions established by the Administrator pursuant to the Award Agreement will cause a forfeiture of the Restricted Stock.  The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Administrator shall deem appropriate.

(d)
Forfeiture.  If the Participant fails to satisfy any applicable restrictions, terms and conditions set forth in this Plan or in the applicable Award Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the Award Agreement.  The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company’s stock ledger.

9.2
Bonus Stock Awards..  Each Bonus Stock Award granted to a Participant will constitute a transfer of shares of Common Stock other than Restricted Stock on such terms and conditions as the Administrator shall determine.  Bonus Stock Awards will be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture.  The purchase price, if any, for Common Stock issued in connection with a Bonus Stock Award will be determined by the Administrator in its sole discretion.

ARTICLE 10.

OTHER AWARDS

The Administrator may from time to time in its sole discretion determine which of the eligible Employees, Consultants or Directors of the Company and its Affiliates should receive grants of other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including without limitation dividend equivalents, phantom stock and performance units.  Such Awards may be issued alone or in conjunction with other Awards under the Plan.  In addition, the Administrator may, from time to time, in its sole discretion and consistent with Applicable Laws that would prohibit the imposition of the constructive or actual receipt of income, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award (e.g., from a Restricted Stock Award to a restricted stock unit award).   The Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Section 409A.

ARTICLE 11.

ISSUANCE OF SHARES

11.1
Stock Certificates..  Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Common Stock pursuant to the exercise of any Award, unless and until the Board of Directors has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all Applicable Laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares are listed or traded.  All stock certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other under Applicable Laws and rules and regulations.  The Administrator may place legends on any stock certificate to reference restrictions applicable to the shares.  In addition to the terms and conditions provided herein, the Board of Directors may require that a Participant make such reasonable covenants, agreements, and representations as the Board of Directors, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.  The Administrator shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

11.2
Nontransferability..  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate.  Except as otherwise provided by the Administrator, no Award shall be assigned, transferred, or otherwise disposed of by a Participant for value other than by will or the laws of descent and distribution.  Any permitted transfer shall be subject to the condition that the Administrator receive evidence satisfactory to it that the transfer is being made for estate or tax planning or securities compliance purposes and on a basis consistent with the Company’s lawful issue of securities.

11.3
Paperless Administration..  Subject to Applicable Laws, the Administrator may make Awards, provide applicable disclosure and establish procedures for exercise of Awards by an internet website or interactive voice response system for the paperless administration of Awards.

ARTICLE 12.

TERMINATION OF CONTINUOUS SERVICE

12.1
Effect of Termination of Continuous Service.  This section applies only to Awards other than Restricted Stock or Bonus Stock.  Any vesting of any Award shall cease upon termination of the Participant’s Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service.  Any Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

(a)
Termination Other than for Cause.  Subject to any limitations set forth in the agreement for an Award, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award, the Participant shall be entitled to exercise the Award (i) during the Participant’s Continuous Service, and (ii) for a period of ninety (90) days after the date of termination of the Participant’s Continuous Service for reason other than Cause, or such longer period as may be set forth in the Award Agreement.

(b)
Termination by Death.  Notwithstanding subsection (a), if a Participant’s Continuous Service should terminate as a result of the Participant’s death, or if a Participant should die within a period of three (3) months after termination of the Participant’s Continuous Service under circumstances in which subsection (a) would permit the exercise of the Award following termination, the personal representatives of the Participant’s estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance may exercise the Award at any time within one year after the date of death, but not later than the expiration date of the Award.

(c)
Termination by Disability.  Notwithstanding subsection (a), if a Participant’s Continuous Service should terminate by reason of the Participant’s Disability, the Participant may exercise the Award at any time within one (1) year after the date of termination but not later than the expiration date of the Award.

(d)
Termination for Cause[; Breach of Covenant Not to Compete or Nondisclosure Agreement].  Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, all unexercised Awards granted to the Participant shall terminate immediately if the Participant is terminated for Cause upon such occurrence.

(e)
Extension of Award Termination Date.  The Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this section.  Exercise of an Incentive Stock Option beyond the periods provided in subsections (a), (b) and (c) shall evidence the Participant’s consent to such extension and any resulting recharacterization of the Option as a Nonqualified Stock Option.

12.2
Effect of Termination of Continuous Service on Stock.  In the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested shares of Common Stock held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service unless otherwise provided in the applicable Award Agreement.

ARTICLE 13.

REORGANIZATION, RECAPITALIZATION AND CHANGE IN CONTROL

13.1
Adjustments to Common Stock.  The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted; provided, however, that if, and whenever, prior to the expiration or distribution to the Participant of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (a) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the exercise price per share shall be proportionately reduced, and (b) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the exercise price per share shall be proportionately increased.  Notwithstanding the foregoing, any such adjustment made with respect to an Award that is an Incentive Stock Option shall comply with the requirements of Section 424(a) of the Code, and in no event shall any such adjustment be made which would render any Incentive Stock Option granted under the Plan to be other than an “incentive stock option” for purposes of Section 422 of the Code.

13.2
Recapitalization.  If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of a previously granted Award, the Participant shall be entitled to receive (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award.

13.3	Change in Control.

(a)
Substitution of Awards.  In the event of a Change in Control, any surviving corporation or acquiring corporation may assume any outstanding Award under the Plan or may substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those outstanding under the Plan.

(b)
Acceleration of Vesting.  In the event of a Change in Control, the Administrator may, in its sole discretion, accelerate the vesting of outstanding Awards held by Participants whose Continuous Service has not terminated (and, if applicable, the time during which such Awards may be exercised).  In anticipation of a Change in Control, the Administrator may, upon written notice to all Participants holding Awards, provide that all unexercised Awards must be exercised or satisfied upon the Change in Control or within a specified number of days of the date of such Change in Control or such Awards will terminate.  In response to such notice, a Participant may make an irrevocable election to exercise the Participant’s Award contingent upon and effective as of the effective date stated in such notice.  Any Award shall terminate if not exercised upon the time frame stated in the notice.  The Administrator may, in its sole discretion, accelerate the vesting of any outstanding Award in connection with any proposed or completed Change in Control.  Prior to such a Change in Control, the Administrator may, in its sole discretion, terminate any or all unexercised Awards (after acceleration of vesting) in exchange for consideration similar to that received by stockholders of Common Stock of the Company in the Change in Control, less the exercise price required under such Awards.

13.4
Other Events.  In the event of changes to the outstanding Common Stock by reason of recapitalization, reorganization, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for under this article, any outstanding Awards and any Award Agreements evidencing such Awards shall be subject to adjustment by the Committee in its discretion as to the number and exercise price of shares of Common Stock or other consideration subject to such Award.  In the event of any such change to the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Administrator, the determination of which shall be conclusive.

13.5
No Adjustment for Certain Awards.  Except as hereinabove expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair market value, shall not affect previously granted Awards, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the exercise price per share, if applicable.

ARTICLE 14.

AMENDMENT AND TERMINATION

14.1
Amendment of the Plan.  The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted.  Unless the stockholders of the Company shall have given their approval, the Board of Directors may not amend the Plan to (a) increase the maximum aggregate number of shares that may be issued under the Plan, (b) increase the maximum number of shares that may be issued under the Plan through Incentive Stock Options, (c) change the class of individuals eligible to receive Awards under the Plan, or (d) make any other change that would require stockholder approval under Applicable Law.

14.2
Termination of the Plan.  The Board of Directors may at any time suspend or terminate the Plan.  No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the Participant, and termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

ARTICLE 15.

GENERAL PROVISIONS

15.1
Tax Obligations.  To the extent provided by the terms of an Award Agreement, the Participant may satisfy any income or other tax withholding obligation under Applicable Laws relating to the exercise or acquisition of Common Stock under an Award by tendering a cash payment or, if permitted by the Administrator, either withholding from any cash compensation paid to the Participant by the Company or its Affiliate or delivering to the Company owned and unencumbered shares of Common Stock.  To the extent required to avoid penalties under Section 409A, the Administrator shall have the authority to interpret, administer and/or amend unilaterally any Award issued under the Plan to comply with Section 409A.  Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Section 409A, shall be borne by the Participant.

15.2
Beneficiary Designations.  Each Participant may, from time to time, name a beneficiary or beneficiaries (who may be contingent or successive beneficiaries) for purposes of receiving any amount which is payable in connection with an Award under the Plan upon or subsequent to the Participant’s death.  Each such beneficiary designation shall serve to revoke all prior beneficiary designations, be in a form prescribed by the Company and be effective solely when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such written beneficiary designation, for purposes of the Plan, a Participant’s beneficiary shall be the Participant’s estate.

15.3
Rule 16b-3.  It is intended that, at any time the Company is Publicly Traded, the Plan and any Award made to a person subject to Section 16 of the Exchange Act shall meet all of the requirements of Rule 16b-3.  If any provision of the Plan or of any such Award would disqualify the Plan or such Award under, or would otherwise not comply with the requirements of, Rule 16b-3, such provision or Award shall be construed or deemed to have been amended as necessary to conform to the requirements of Rule 16b-3.

15.4
Section 162(m).  It is intended that, at any time when the Common Stock is Publicly-Traded, the Plan shall comply fully with and meet all the requirements of Section 162(m) so that Awards hereunder which are made to Participants who are “covered employees” (as defined in Section 162(m)) shall constitute “performance-based” compensation within the meaning of Section 162(m).  The performance criteria to be utilized under the Plan for such purposes shall consist of objective tests based on one or more of the following:  earnings or earnings per share, cash flow, customer satisfaction, revenues, financial return ratios (such as return on equity and/or return on assets), market performance, stockholder return and/or value, operating profits, EBITDA, net profits, profit returns and margins, stock price, credit quality, sales growth, market share, comparisons to peer companies (on a company-wide or divisional basis), working capital and/or individual or aggregate employee performance.  At such time the Company is Publicly-Traded, if any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m).

15.5
No Employment Rights.  Nothing contained in this Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of such Participant’s Continuous Service by the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such Continuous Service or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of the Award.

15.6
Jurisdictions.  In order to assure the viability of Awards granted to Participants employed in various jurisdictions, the Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the Applicable Laws in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries, to accommodate differences in local law, tax policy, or custom applicable in the jurisdiction in which the Participant resides or is employed and to meet the objectives of the Plan.  Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, the Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions shall increase the share limitations contained in Article 4.  Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate any Applicable Laws.

15.7
Foreign Currency.  A Participant may be required to provide evidence that any currency used to pay the exercise price of any Award was acquired and taken out of the jurisdiction in which the Participant resides in accordance with Applicable Laws, including foreign exchange control laws and regulations.  The amount payable will be determined by conversion from U.S.  dollars at the exchange rate as selected by the Committee on the date of exercise.

15.8
Other Employee Benefits.  Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including without limitation benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

15.9
Confidentiality of Information.  Except as required by applicable law, information regarding the grant of Awards under this Plan is confidential of the Company and may not be shared with anyone other than the Participant’s immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

15.10
No Funding.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to ensure the payment of any Award.

15.11
Severability.  If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions.  Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

15.12
Governing Law and Venue.  This Plan, and all Awards granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Nevada without regard to conflicts of laws principles.  Resolution of any disputes under the Plan or any Award under the Plan shall only be held in courts in Washoe County, Nevada.

15.13
Use of Proceeds.  Any cash proceeds received by the Company from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes, but in no event shall be used to purchase shares in the public market for issuance of Stock or Awards under the Plan.

15.14
Appendices.  The Administrator may approve such supplements, amendments or appendices to the Plan as it may consider necessary or appropriate for purposes of compliance with Applicable Laws or otherwise and such supplements, amendments or appendices shall be considered a part of the Plan; provided, however, that no such supplements shall increase the share limitations contained in Article 4.

Adopted by the Board of Directors on April 2, 2009.